SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2007

UNITED HERITAGE CORPORATION
(Exact name of Company as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

200 North Loraine, Suite 400
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 3, 2007 United Heritage Corporation, Lothian Oil (USA) Inc., Lothian Oil Texas I, Inc., UHC New Mexico Corporation, Lothian Oil Texas II, Inc., UHC Petroleum Services Corporation, UHC Petroleum Corporation and Sterling Bank entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”). Pursuant to the Third Amendment, Sterling Bank released United Heritage Corporation and UHC New Mexico Corporation from the Credit Agreement effective March 31, 2006, Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated June 16, 2006 but effective March 31, 2006, Security Agreement, Pledge and Financing Statement dated June 16, 2006 but effective March 31, 2006, Stock Pledge Agreement and Subordination Agreement. Sterling Bank also released UHC Petroleum Services Corporation and UHC Petroleum Corporation from the Guaranty.

Item 5.02 Departure of Directors or Principal Officers.

On March 29, 2007 Mr. Bruce Ransom resigned as a member of our Board of Directors. Mr. Ransom was not a member of any committee of the Board of Directors. Mr. Ransom’s resignation was not as a result of a disagreement with us on any matter relating to our operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Third Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2007

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer